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                                                            Exhibit h-1

                      NEW ENGLAND ENERGY INCORPORATED
                               Balance Sheet
                             December 31, 1996
                    (Unaudited, Subject to Adjustment)
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ASSETS
------
                                        Old Program                 New Program      Combined
                                        -----------                 -----------      --------
Current assets:
 Cash, including temporary cash investments
  of $175,000 with affiliated companies  $      331,551            $   (132,157)         $      199,394
 Accounts receivable:
  Affiliated companies:
   - accrued loss to be passed
     on to affiliate                         21,648,465         -    21,648,465
   - from sales of oil                            7,960         -         7,960
   - other                                       52,396         -        52,396
 Prepaid expenses                               342,312         -       342,312
                                         --------------            ------------          --------------
   Total current assets                      22,382,684  (132,157)   22,250,527
                                         --------------            ------------          --------------
Property at cost:
 Cost of fuel reserves:
  Exploration and development costs:
  Samedan                                   753,456,182         -   753,456,182
  Dorchester                                 67,401,440         -    67,401,440
 Cost of capital                            450,648,517         -   450,648,517
 Other                                       37,201,151         -    37,201,151
                                         --------------            ------------          --------------
                                          1,308,707,290         - 1,308,707,290
  Less-accumulated amortization          (1,081,940,167)        -(1,081,940,167)
                                         --------------            ------------          --------------
 Net cost of fuel reserves                  226,767,123         -   226,767,123

 Work in process - Samedan                    7,532,221         -     7,532,221
                                         --------------            ------------          --------------
  Total property                            234,299,344         -   234,299,344
                                         --------------            ------------          --------------
                                         $  256,682,028            $   (132,157)         $  256,549,871
                                         ==============            ============          ==============


LIABILITIES AND PARENT COMPANY'S INVESTMENT
-------------------------------------------
Current liabilities:
 Accrued exploration and development costs         $   29,578,745   $          -        $   29,578,745*
 Accounts payable                             1,953,634    58,592     2,012,226
 Accrued interest                               941,389         -       941,389
 Accrued taxes                                3,763,759  (184,254)    3,579,505
                                         --------------            ------------     --------------
  Total current liabilities                  36,237,527  (125,662)   36,111,865
                                         --------------            ------------     --------------
Deferred income taxes                        72,292,378   (42,800)   72,249,578
                                         --------------            ------------     --------------
Deferred credit                               2,648,200         -     2,648,200
                                         --------------            ------------     --------------
Notes payable to banks under credit agreement         149,000,000             -        149,000,000
                                         --------------            ------------     --------------
Parent company's investment:
 Subordinated notes payable to parent         5,253,38015,743,491    20,996,871
 Common stock, par value $1 per share             2,500         -         2,500
 Paid-in capital                                247,500         -       247,500
 Retained deficit                            (8,999,457)(15,707,186)     (24,706,643)
                                         --------------            ------------     --------------
  Total parent company's investment          (3,496,077)      36,305      (3,459,772)
                                         --------------            ------------     --------------
                                         $  256,682,028            $   (132,157)    $  256,549,871
                                         ==============            ============     ==============
*Accrued exploration and development costs:
                   Total
                                          (All Samedan)
                                                     -------------

Exploration    $11,806,138
Development     19,069,580
Work in process    274,917
Advance         (1,571,890)
                                               -----------
                                                29,578,745
                                               ===========
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